Exhibit 4.08

EXECUTION COPY

NEITHER THIS WARRANT, NOR THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION (THE “LAW”), AND THIS WARRANT HAS BEEN, AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION OF THE WARRANT OR COMMON STOCK AS APPLICABLE. NO SALE OR OTHER DISPOSITION MAY BE MADE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY (AS THAT TERM IS DEFINED BELOW) AND ITS COUNSEL, THAT THE REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT AND LAW, RESPECTIVELY.

WARRANT

TO PURCHASE COMMON STOCK

OF

MACROVISION CORPORATION

(UNIT WARRANT)

(void after December ___, 2012)

No. UW-1

THIS CERTIFIES THAT, for value received, Cryptography Research, Inc., a California corporation (“Holder”), contingent upon and at any time after the satisfaction of the Milestone Requirement (as defined below) and prior to the Expiration Date (as defined below), and subject to the terms and conditions herein set forth, is entitled to purchase from Macrovision Corporation, a Delaware corporation (the “Company”), all or a portion of the Warrant Shares (as defined below) at an exercise price per share equal to the Warrant Price (as defined below). The Company issued Holder this Warrant pursuant to the terms of that certain Asset Purchase Agreement, dated November 17, 2007 (the “Asset Purchase Agreement”), between the Company and Holder.

1. Definitions. As used in this Warrant, the following terms have the definitions ascribed to them below:

(a) “Closing” shall have the meaning ascribed to such term in the Asset Purchase Agreement.

(b) “Collect” shall mean the earliest to occur of (i) actual receipt of a royalty payment and (ii) the recognition of a royalty payment as revenue by the Company in accordance with its existing revenue recognition policy.

(c) “Market Price” shall mean the closing sale price of the Company’s common stock, $.001 par value per share (the “Common Stock”), as reported on the Nasdaq Stock Market, or if not then traded on the Nasdaq Stock Market, such closing sale or bid price as reported on any exchange over which the Company’s Common Stock may then be traded, or if not then traded over any exchange, then the market price of the Company’s Common Stock shall be the fair market value of the Company’s Common Stock as determined in good faith by the Board of Directors of the Company.

(d) “Milestone Requirement” shall be satisfied, and Holder will obtain a right to purchase the Warrant Shares, if the Company Collects royalty payments during the Performance Period for at least thirty-five (35) million units containing the Self-Protecting Digital Content (i.e., either discs or online downloads) technology (the “SPDC Technology”) the Company acquires from Holder through the Asset Purchase Agreement. For purposes of clarity, unit royalties Collected by the Company during the Performance Period from contracts assigned by Holder to the Company pursuant to the Asset Purchase Agreement shall be included in determining whether the Milestone Requirement is satisfied, as long as the per unit royalty payments equal or exceed the per unit royalty fees set forth in Holder’s existing agreement with Fox.

(e) “Performance Period” means the period of time between the Closing and December 31, 2008.

(f) “Warrant Price” means $_____ per share. [which equals 1.30 times the average of the Market Price of the Company’s Common Stock for the 10 trading days immediately prior to Closing, but no less than $33.00 per share and no more than $36.00 per share.][TO BE DELETED UPON ISSUANCE] The Warrant Price is subject to adjustment under Section 4.

(g) “Warrant Shares” means ________ shares of the Company’s Common Stock. [which number of shares shall be calculated at Closing using the Black-Sholes Model such that this Warrant shall have a value of $4,000,000 at Closing based on the following assumptions: (i) the exercise price of this Warrant shall equal the Warrant Price; (ii) Holder’s right to exercise this Warrant terminates upon Expiration Date; (iii) a “volatility rate” equal to 35%; and (iv) a “risk free interest rate” equal to 5%.][TO BE DELETED UPON ISSUANCE] The number of Warrant Shares is subject to adjustment under Section 4.

2. Exercise of Warrant. This Warrant may be exercised by the Holder hereof, in whole or in part, contingent upon and at any time after the satisfaction of the Milestone Requirement and prior to the Expiration Date, at the election of the Holder hereof, by (a) the surrender of this Warrant to the Secretary of the Company for cancellation, (b) the delivery of a duly completed and executed notice of exercise in substantially the form attached hereto as Exhibit A to the Secretary of the Company and (c) the payment to the Company of an amount (the “Exercise Payment”) equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased, payable as follows: (i) by payment to the Company in cash, by certified or official bank check, or by wire transfer of the Exercise Payment, (ii) by surrender to the Company for cancellation of securities of the Company having a Market Price on the date of exercise equal to the Exercise Payment; or (iii) by a combination of the methods described in clauses (i) and (ii) above. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date the Secretary of the Company is in receipt of items (a), (b) and (c) of the preceding sentence (the “Exercise Date”), and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after the Exercise Date, and in any event within thirty (30) days after such Exercise Date, the Company shall issue and deliver to such holder a certificate or certificates for the number of full Warrant Shares issuable upon such exercise. If exercised in part, the Company shall deliver to Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised, which new Warrant shall be signed by a duly authorized officer of the Company.

3. Conversion. In lieu of exercising this Warrant pursuant to Section 2, the Holder may elect to convert this Warrant, contingent upon and at any time after the satisfaction of the Milestone Requirement and prior to the Expiration Date, without the payment by the Holder of any additional consideration, into shares of Common Stock equal to the value of this Warrant (or the portion thereof being converted) by (a) surrendering this Warrant to the Secretary of the Company for cancellation and (b) delivering a duly completed and executed notice of such conversion election in substantially the form attached hereto as Exhibit A to the Secretary of the Company, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

Y (A - B)
X =	A

Where:	X =	The number of shares of Common Stock to be issued to the Holder pursuant to this conversion;

	Y =	The number of shares of Common Stock in respect of which the election to convert is made;

	A =	The average of the Market Price of one share of the Company’s Common Stock for the ten (10) trading days immediately prior to the Conversion Date; and

	B =	The Warrant Price.

This Warrant shall be deemed to have been converted immediately prior to the close of business on the date the Secretary of the Company is in receipt of this Warrant and a duly completed and executed notice of conversion election in substantially the form attached hereto as Exhibit A (the “Conversion Date”), and the person entitled to receive the Warrant Shares issuable upon such conversion shall be treated for all purposes as the holder of such shares of record as of the close of business on the Conversion Date. As promptly as practicable after the Conversion Date, and in any event within thirty (30) days after such Conversion Date, the Company shall issue and deliver to such holder a certificate or certificates for the number of full Warrant Shares issuable upon such conversion. If converted in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been converted, which new Warrant shall be signed by a duly authorized officer of the Company.

4. Adjustments and Notices. The Warrant Price and/or the Warrant Shares shall be subject to adjustment from time to time in accordance with this Section 4. The Warrant Price and/or the Warrant Shares shall be adjusted to reflect all of the following events that occur on or after the date of issuance.

(a) Subdivision, Stock Dividends or Combinations. In case the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend with respect to the Common Stock, the Warrant Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased. In case the Company shall at any time combine the outstanding shares of Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such combination shall be proportionately decreased. In each of the foregoing cases, the adjustment shall be effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

(b) Reorganization, Reclassification, Exchange, Consolidation, Substitution, In-Kind Distribution, Merger or Sale of Assets. If, prior to the termination of this Warrant, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the Holder shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the Warrant, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the Warrant had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Warrant Price and of the number of shares purchasable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

(c) Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price or the number of Warrant Shares that may be purchased hereunder pursuant to this Section 4, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Warrant Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

(d) No Impairment. The Company shall not, by amendment of its charter, by-laws or other organizational documents, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall subject to Section 9 at all times in good faith assist in carrying out all of the provisions of this Section 4 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 4 against impairment.

(e) Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

5. No Stockholder Rights. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle the Holder to any of the rights of a stockholder of the Company.

6. Reservation of Stock; Due Issuance; Listing. The Company will reserve from its authorized and unissued stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares issuable upon the exercise of this Warrant. The Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable, not subject to any preemptive rights and free from all taxes, liens, charges and other encumbrances with respect to the issuance thereof other than those created by or imposed upon the Holder thereof through no action by the Company. The Company has secured or will secure, prior to issuance, the listing of the shares of Common Stock issuable upon exercise of or otherwise pursuant to this Warrant upon the Nasdaq Stock Market (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of or otherwise pursuant to this Warrant.

7. Transfer of Warrant.

(a) By the acceptance of this Warrant, the Holder hereby acknowledges and covenants that this Warrant and any stock purchased pursuant thereto are and will be held for investment and not for distribution.

(b) The Warrant Shares shall be issued upon exercise of this Warrant only in compliance with the Act and applicable state securities laws. If, at the time of issuance of the Warrant Shares, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may, if reasonably necessary to comply with applicable securities laws, require that the Holder provide the Company with written reconfirmation of the Holder’s investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

(i) TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE PURCHASED FROM THE COMPANY. COPIES OF THOSE RESTRICTIONS ARE ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY, AND NO TRANSFER OF SUCH SHARES OR OF THIS CERTIFICATE, OR OF ANY SHARES OR OTHER SECURITIES (OR CERTIFICATES THEREFOR) ISSUED IN EXCHANGE FOR OR IN RESPECT OF SUCH SHARES, SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS THEREIN SET FORTH SHALL HAVE BEEN COMPLIED WITH.

(ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

(iii) Any legends required by the laws of the States of Delaware or California.

In addition, so long as the foregoing legends may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

(c) This Warrant and the Warrant Shares issuable upon exercise of this Warrant may be transferred or assigned in whole or in part (i) if the assignee has agreed in writing for the benefit of the Company to be bound by all of the provisions of this warrant as if such assignee were the original Holder hereof, and (ii) if such transfer is in compliance with applicable federal and state securities laws by the transferor and the assignee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate (as such term is defined under the Act) of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.

(d) Subject to the provisions of Section 7(c) above, Holder may transfer all or part of this Warrant or the Warrant Shares issuable upon exercise of this Warrant by delivering an executed copy of the Assignment form attached as Exhibit B hereto and providing the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the assignee and surrendering this Warrant to the Company for reissuance to the assignee(s) (and Holder, if applicable). The terms and conditions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns.

8. Registration Rights. The Company has the obligation to register the Warrant Shares as set forth in the Asset Purchase Agreement.

9. Expiration Date. This Warrant shall terminate and be null, void and non-exercisable at 5:00 p.m. Pacific Time on the earlier to occur of (the “Expiration Date”):

(a) the December ___, 2012; or

(b) December 31, 2008, if the Milestone Requirement is not satisfied on or before December 31, 2008.

10. Notices of Certain Transactions. In case:

(a) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

(b) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(c) the Company shall declare any cash dividend upon its Common Stock,

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice. The Company shall also provide Holder of notice of the satisfaction of the Milestone Requirement within ten (10) days of its final determination that the Milestone Requirement has been satisfied.

11. Governing Law. This Warrant shall be governed by the laws of the State of California, as such laws are applied to contracts to be entered into and performed entirely in California by California residents.

12. Amendments. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder.

13. Notices. Any notice required or contemplated by this Warrant shall be deemed to have been duly given, made or transmitted (i) if hand delivered and a receipt obtained therefor, on the date of the hand delivery, or (ii) two days after it is (a) mailed, postage prepaid, by registered or certified mail, return receipt requested, or (b) sent by telex, or (c) delivered to the telegraph office, in each case, addressed to the Company at its principal office, or to the Holder at the address set forth on the first page of this Warrant, or at any other address or addresses as the Holder may specify in a written notice so given to the Company.

14. Loss, Theft, Destruction or Mutilation. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

15. Miscellaneous. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.

ISSUED: __________________

MACROVISION CORPORATION

By:

Name:

Title:

Exhibit A

NOTICE OF EXERCISE

TO:	MACROVISION CORPORATION

1.	Pursuant to Section 2 of the Warrant, the undersigned hereby elects to purchase _________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith the Exercise Payment for such shares in full.

2.	Pursuant to Section 3 of the Warrant, the undersigned hereby elects to convert _______ shares of Common Stock pursuant to the terms of the attached Warrant.

3.	Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(Name in which certificate(s) are to be issued)

(Address)

(Name of Warrant Holder)

By:

Title:

Date signed:

Exhibit B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, to:

Name of Assignee	Address/Fax Number	No. of Shares

and does hereby irrevocably constitute and appoint _____________ as Attorney-in-Fact to make such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, and the Assignee acknowledges that the Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of the Warrant or any shares of Common Stock issued upon exercise thereof except in compliance with the registration provisions of the Securities Act of 1933, as amended, and applicable state securities laws, or exemptions from such registration or qualification requirements. Further, the Assignee hereby acknowledges that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired for investment and not with a view to distribution or resale thereof. The Assignee hereby agrees to the terms and conditions of the Warrant in all respects as assignee of the Warrant and agrees to be bound by the provisions thereof.

Dated:	Signature:

Witness: